Exhibit 99.2
PART I.
Item 1. Financial Statements
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
Belo Corp. and Subsidiaries

	Three months ended March 31,
In thousands, except per share amounts (unaudited)	2009	2008

Net Operating Revenues	$133,536	$174,827

Operating Costs and Expenses
Station salaries, wages and employee benefits	52,673	62,149
Station programming and other operating costs	48,364	53,938
Corporate operating costs	8,950	9,090
Spin-off related costs	—	4,249
Depreciation	10,792	10,884

Total operating costs and expenses	120,779	140,310

Earnings from operations	12,757	34,517

Other Income and Expense
Interest expense	(14,580)	(22,744)
Other income, net	16,369	269

Total other income and expense	1,789	(22,475)

Earnings from continuing operations before income taxes	14,546	12,042
Income taxes	5,635	22,922

Net earnings (loss) from continuing operations	8,911	(10,880)

Discontinued operations, net of tax	—	(4,499)

Net earnings (loss)	$8,911	$(15,379)

Net earnings (loss) per share - Basic:
Earnings (loss) per share from continuing operations	$.09	$(0.11)
Earnings (loss) per share from discontinued operations	—	(0.04)

Net earnings (loss) per share	$.09	$(0.15)

Net earnings (loss) per share – Diluted:
Earnings (loss) per share from continuing operations	$.09	$(0.11)
Earnings (loss) per share from discontinued operations	—	(0.04)

Net earnings (loss) per share	$.09	$(0.15)

Dividends declared per share	$0.075	$0.075

See accompanying Notes to Consolidated Condensed Financial Statements.

CONSOLIDATED CONDENSED BALANCE SHEETS
Belo Corp. and Subsidiaries

	March 31,	December 31,
	2009	2008
In thousands, except share and per share amounts (unaudited)	(As Restated)	(As Restated)

Assets

Current assets:
Cash and temporary cash investments	$4,308	$5,770
Accounts receivable, net	114,946	138,638
Other current assets	21,354	22,276

Total current assets	140,608	166,684

Property, plant and equipment, net	203,190	209,988
Intangible assets, net	967,543	967,543
Goodwill	423,873	423,873
Other assets	80,092	81,091

Total assets	$1,815,306	$1,849,179

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$12,391	$19,385
Accrued expenses	44,757	51,399
Dividends payable	7,687	7,665
Accrued interest payable	10,140	8,212
Income taxes payable	815	18,067
Other current liabilities	4,865	5,083

Total current liabilities	80,655	109,811

Long-term debt	1,077,803	1,092,765
Deferred income taxes	241,388	234,452
Pension obligation	193,535	192,541
Other liabilities	31,430	32,707

Shareholders’ equity:
Preferred stock, $1.00 par value. Authorized 5,000,000 shares; none issued
Common stock, $1.67 par value. Authorized 450,000,000 shares
Series A: Issued 89,765,957 shares at March 31, 2009 and 89,184,467 shares at December 31, 2008	149,909	148,938
Series B: Issued 12,722,312 shares at March 31, 2009 and 13,019,733 shares at December 31, 2008	21,246	21,743
Additional paid-in capital	910,218	909,797
Accumulated deficit	(753,942)	(756,639)
Accumulated other comprehensive loss	(136,936)	(136,936)

Total shareholders’ equity	190,495	186,903

Total liabilities and shareholders’ equity	$1,815,306	$1,849,179

See accompanying Notes to Consolidated Condensed Financial Statements.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
Belo Corp. and Subsidiaries

	Three months ended March 31,
	2009	2008
In thousands (unaudited)	(As Restated)

Operations
Net earnings (loss)	$8,911	$(15,379)
Adjustments to reconcile net earnings (loss) to net cash provided by operations:
Net loss from discontinued operations	—	4,499
Gain on repurchase of senior notes	(14,905)	—
Depreciation	10,792	10,884
Employee retirement funding	885	(7,032)
Share-based compensation	(82)	5,366
Other non-cash expenses	(2,630)	(752)
Equity income (loss) from partnerships	144	176
Other, net	(2,784)	(1,407)
Net change in operating assets and liabilities:
Accounts receivable	24,634	26,634
Other current assets	(136)	899
Accounts payable	(6,993)	(16,581)
Accrued expenses	(6,342)	(27,954)
Accrued interest payable	1,948	10,166
Income taxes payable	(8,611)	10,018

Net cash provided by (used for) continuing operations	4,831	(463)
Net cash used for discontinued operations	—	(974)

Net cash provided by (used for) operations	4,831	(1,437)

Investments
Capital expenditures	(1,060)	(6,136)
Other, net	2,314	(95)

Net cash provided by (used for) investments of continuing operations	1,254	(6,231)
Net cash used for investments of discontinued operations	—	(304)

Net cash provided by (used for) investments	1,254	(6,535)

Financing
Net proceeds from revolving debt	47,800	72,600
Payments on revolving debt	(22,400)	(54,300)
Purchase of senior notes	(25,260)	—
Payment of dividends on common stock	(7,687)	(12,770)
Purchase of treasury stock	—	(2,203)

Net cash provided by (used for) financing	(7,547)	3,327

Net decrease in cash and temporary cash investments	(1,462)	(4,645)
Cash and temporary cash investments at beginning of period	5,770	11,190

Cash and temporary cash investments at end of period	$4,308	$6,545

See accompanying Notes to Consolidated Condensed Financial Statements.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
Belo Corp. and Subsidiaries
(in thousands, except per share amounts)
(1)	The accompanying unaudited consolidated condensed financial statements of Belo Corp. and subsidiaries (the Company or Belo) have been prepared in accordance with generally accepted accounting principles for interim financial information and in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

On February 8, 2008, the Company completed the spin-off of its newspaper businesses and related assets into a separate public company. The operations for the newspaper businesses and related assets that were part of the spin-off are presented as discontinued operations. See Note 2. The Company’s operating segments are defined as its television stations and cable news channels within a given market. The Company has determined that all of its operating segments meet the criteria under Statement of Financial Accounting Standards (SFAS) No. 131 “Disclosures about Segments of an Enterprise and Related Information” to be aggregated into one reporting segment.

During the Company’s second quarter 2009 review of goodwill and other intangible assets under Statement of Financial Accounting Standards (SFAS) 142 “Goodwill and Other Intangible Assets,” a misapplication of generally accepted accounting principles (GAAP) was detected in how the Company calculates the carrying amount of its FCC licenses for purposes of assessing impairments. The Company had been deducting deferred taxes associated with its FCC licenses to arrive at the carrying amount for these intangible assets. Under GAAP, the deferred taxes associated with FCC licenses should not have been deducted when calculating the carrying amount.

On July 27, 2009, the Company’s management concluded that adjustments to the historical financial statements were required as a result of the misapplication of GAAP related to SFAS 142; therefore, the Company re-filed its 10-K, originally filed March 2, 2009, in its entirety as Amendment No. 1 to its Annual Report on Form 10-K/A for the year ended December 31, 2008 (Form 10-K/A).

As a result of Amendment No. 1 to the 2008 Form 10-K, the Company is also re-filing its first quarter Form 10-Q, originally filed May 4, 2009 (the Original 10-Q), in its entirety as Amendment No. 1 to its Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2009, primarily to restate the amounts of goodwill and intangible assets on the Company’s consolidated condensed balance sheets as of March 31, 2009, and December 31, 2008, and related disclosures.

The Company is also amending its 2009 consolidated statement of cash flows related to the classification of its gain on the repurchases of senior notes and debentures in the first quarter 2009. Net cash used for financing and net cash provided by operations are reduced by an offsetting amount of $15,122. The reclassification has no impact on the Company’s cash or debt balances, or compliance with debt covenants.

On June 16, 2008, the Financial Accounting Standards Board (FASB) issued FASB Staff Position EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” (FSP EITF 03-6-1). FSP EITF 03-6-1 requires the Company to include unvested share-based payment awards that are entitled to receive dividends or dividend equivalents in its computation of basic earnings per share. The Company adopted FSP EITF 03-6-1 in the first quarter of 2009; however, the adoption requires retrospective application to prior periods earnings per share amounts presented. Accordingly, the Company has revised its presentation of its earnings per share and weighted average shares outstanding to reflect this change and has retrospectively adjusted all comparative prior period information on this basis.

The following tables show the effects of the adjustments made to the Company’s consolidated balance sheets as of March 31, 2009 and December 31, 2008, and its consolidated statements of cash flows for the three months ended March 31, 2009.

	As of March 31, 2009			As of December 31, 2008
	Previously		As	Previously		As
Balance Sheet line items	Reported	Adjustments	Restated	Reported	Adjustments	Restated
Intangible assets, net	$1,179,297	$(211,754)	$967,543	$1,179,297	$(211,754)	$967,543
Goodwill	401,736	22,137	423,873	401,736	22,137	423,873
Total assets	2,004,923	(189,617)	1,815,306	2,038,796	(189,617)	1,849,179
Deferred income taxes	317,989	(76,601)	241,388	311,053	(76,601)	234,452
Retained earnings (deficit)	(640,926)	(113,016)	(753,942)	(643,623)	(113,016)	(756,639)
Total shareholders’ equity	303,511	(113,016)	190,495	299,919	(113,016)	186,903
Total liabilities and shareholders’ equity	2,004,923	(189,617)	1,815,306	2,038,796	(189,617)	1,849,179

	For the three months ended March 31, 2009
	Previously		As
Statements of Cash Flow line items	Reported	Adjustments	Restated
Operations:
Gain on repurchase of senior notes	—	(14,905)	(14,905)
Other, net	(2,568)	(216)	(2,784)
Accrued interest payable	1,949	(1)	1,948
Net cash provided by continuing Operations	19,953	(15,122)	4,831
Net cash provided by operations	19,953	(15,122)	4,831

Financing:
Purchase of senior notes	(40,382)	15,122	(25,260)
Net cash used for financing	(22,669)	15,122	(7,547)
In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three-month period ended March 31, 2009, are not necessarily indicative of the results that may be expected for the year ending December 31, 2009. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company’s Amendment No. 1 to its Annual Report on Form 10-K/A for the year ended December 31, 2008.

All dollar amounts are in thousands, except per share amounts, unless otherwise indicated.

(2)	On February 8, 2008, the Company completed the spin-off of its former newspaper businesses and related assets into a separate public company, A. H. Belo Corporation (A. H. Belo), which has its own management and board of directors. The spin-off was accomplished by transferring the subject assets and liabilities to A. H. Belo and distributing a pro-rata, tax-free dividend to the Company’s shareholders of 0.20 shares of A. H. Belo Series A common stock for every share of Belo Series A common stock, and 0.20 shares of A. H. Belo Series B common stock for every share of Belo Series B common stock, owned as of the close of business on January 25, 2008.

The historical operations of the newspaper businesses and related assets are included in discontinued operations in the Company’s financial statements. Below is the summary financial information of discontinued operations.

Statement of discontinued operations for the three months ended March 31, 2008:

2008
Net revenues	$64,869
Total operating costs and expenses	72,319

Loss from discontinued operations	(7,450)
Other income and expense, net	101

Earnings (loss) from discontinued operations before income taxes	(7,349)
Income taxes	2,850

Net loss from discontinued operations	$(4,499)

Additionally, Belo incurred $4,249 of expenses during the first quarter 2008 related to the spin-off.

Under the services agreement, the Company and A. H. Belo (or their respective subsidiaries) provide each other various services and/or support for a period of up to two years after the spin-off date. Payments made or other consideration provided in connection with all continuing transactions between the Company and A. H. Belo will be on an arms-length basis or on a basis consistent with the business purpose of the parties. During the three months ended March 31, 2008, the Company provided $372 in services to A. H. Belo and A. H. Belo provided $4,548 in information technology and Web-related services to the Company.

(3)	SFAS 142, “Goodwill and Intangible Assets,” requires that goodwill and indefinite lived intangible assets (FCC licenses) be tested at least annually for impairment or between annual tests if an event occurs or circumstances change that would, more likely than not, reduce the fair value of a reporting unit below its carrying amount. The Company’s indefinite lived intangible assets represent FCC licenses in markets (as defined by Nielsen Media Research’s Designated Market Area report) where the Company’s stations operate. The Company measures the fair value of goodwill and indefinite lived intangible assets annually as of December 31. Please refer to Notes 1 and 4 in the notes to the consolidated financial statements included in the Company’s 2008 Form 10-K/A for a full description of the Company’s goodwill and intangible asset impairment policies. Due to the continuing softness in the advertising environment, management reviewed goodwill and indefinite lived intangible assets for potential impairment at the end of the first quarter of 2009. For goodwill, management’s process involved analyzing the key estimates and assumptions used to determine the discounted cash flow calculations of estimated fair value for Belo reporting units. For FCC licenses, management’s process involved analyzing key estimates and assumptions used to determine the discounted cash flow calculations of estimated fair value for Belo’s FCC licenses. Where appropriate, management updated the calculations with the actual results for the three months ended March 31, 2009, the Company’s revised forecasts, and considered recent financial projections. Based on the Company’s review, management believes that the fair values of its reporting units and indefinite lived intangible assets exceed their carrying amounts at March 31, 2009; therefore, no adjustment to goodwill or indefinite lived intangible assets is necessary.

In assessing the recoverability of the Company’s goodwill and indefinite lived intangible assets, and considering whether an event has occurred or circumstances have changed that would, more likely than not, reduce the fair value of a reporting unit or indefinite lived intangible asset below its carrying amount, the Company must make assumptions regarding future cash flow projections and other factors to estimate the fair value of the reporting units and intangible assets. Necessarily, estimates of fair value are subjective in nature, involve uncertainties and matters of significant judgment, and are made at a specific point in time. Thus, changes in key assumptions from period to period could significantly affect the estimates of fair value. The Company’s estimates of the fair value of its reporting units and indefinite lived intangible assets are primarily determined using discounted projected cash flows. Significant assumptions used in these estimates include projected revenues and related growth rates over time and in perpetuity, forecasted operating margins, estimated tax rates, capital expenditures, and required working capital needs, and an appropriate risk-adjusted weighted-average cost of capital. Additionally, for the Company’s FCC licenses, significant assumptions include costs and time associated with start-up, initial capital investments, and forecasts related to overall market performance over time. If some or all of these key estimates or assumptions change in the future, the Company may be required to record additional impairment charges related to its goodwill and indefinite lived intangible assets.

(4)	The following table sets forth the reconciliation between weighted average shares used for calculating basic and diluted earnings per share for the three months ended March 31, 2009 and 2008. The Company has revised its presentation of its earnings per share to reflect the retrospective application of FSP EITF 03-6-1.

	Three months ended			Three months ended
	March 31, 2009			March 31, 2008
	Income	Shares	Per Share	Income	Shares	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount

Net income(loss)	$8,911			$(15,379)
Less: Income to participating securities	93			83

Basic EPS:
Income available to common stockholders	8,818	102,378	$.09	(15,462)	102,267	$(.15)
Effect of dilutive securities:
Options(a)	—	16		—	—

Diluted EPS:
Income available to common stockholders plus assumed conversions	$8,818	102,394	$.09	$(15,462)	102,267	$(.15)

(a)	For the three months ended March 31, 2009, 12,825 options were excluded because the exercise price is in excess of the average market price. For the three months ended March 31, 2008, all options were excluded due to the loss from continuing operations.
(5)	On January 1, 2009, the Company adopted Statement of Financial Accounting Standards (SFAS) 141R, “Business Combinations.” SFAS 141R establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree. The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS 141R is effective for financial statements issued for fiscal years beginning after December 15, 2008. Accordingly, any business combinations Belo engaged in prior to January 1, 2009, were recorded and disclosed following then-existing accounting principles. The Company expects SFAS 141R will affect Belo’s consolidated financial statements but the nature and magnitude of the specific effects will depend upon the nature, terms and size of the acquisitions, if any, Belo consummates after January 1, 2009.

On January 1, 2008, the Company adopted SFAS 157, “Fair Value Measurements” for the Company’s financial assets and liabilities. On January 1, 2009, the Company adopted SFAS 157 for the Company’s non-financial assets and liabilities. SFAS 157 establishes, among other items, a framework for fair value measurements in the financial statements by providing a single definition of fair value, provides guidance on the methods used to estimate fair value and increases disclosures about estimates of fair value. The adoption of SFAS 157 has no effect on the Company’s financial position or results of operations.

On June 16, 2008, the FASB issued FSP EITF 03-6-1 which requires the Company to consider unvested share-based payment awards that are entitled to receive dividends or dividend equivalents as participating securities in its computations of earnings per share. The Company adopted FSP EITF 03-6-1 in the first quarter of 2009; however, the adoption requires retrospective application to prior periods earnings per share amounts presented. Accordingly, the Company has revised its presentation of its earnings per share and weighted average shares outstanding to reflect this change and has retrospectively adjusted all comparative prior period information on this basis.

(6)	On February 26, 2009, the Company entered into an Amended and Restated $550,000 Five-Year Competitive Advance and Revolving Credit Facility Agreement with JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc., Banc of America Securities LLC, Bank of America, N.A. and other lenders, which matures upon expiration of the agreement in June 2011 (the 2009 Credit Agreement). The 2009 Credit Agreement amended and restated the Company’s existing Amended and Restated $600,000 Five-Year Competitive Advance and Revolving Credit Facility Agreement (the 2008 Credit Agreement). The amendment reduced the total amount of the Credit

Agreement and modified certain other terms and conditions. The facility may be used for working capital and other general corporate purposes, including letters of credit. The 2009 Credit Agreement is guaranteed by the material subsidiaries of the Company. Revolving credit borrowings under the 2009 Credit Agreement bear interest at a variable interest rate based on either LIBOR or a base rate, in either case plus an applicable margin that varies depending upon the Company’s leverage ratio. Competitive advance borrowings bear interest at a rate obtained from bids selected in accordance with JPMorgan Chase Bank’s standard competitive advance procedures. Commitment fees of up to 0.5 percent per year of the total unused commitment, depending on the Company’s leverage ratio, accrue and are payable under the facility. The Company is required to maintain certain leverage and interest coverage ratios specified in the agreement. The leverage ratio is generally defined as the ratio of debt to cash flow. The interest coverage ratio is generally defined as the ratio of interest expense to cash flow. Beginning February 26, 2009, and continuing through June 30, 2010, the maximum allowed leverage ratio is 6.25. Effective July 1, 2010, through September 29, 2010, the maximum allowed leverage ratio decreases to 6.00. Beginning September 30, 2010, and continuing through December 30, 2010, the maximum allowed leverage ratio is 5.75. From December 31, 2010, and continuing thereafter, the maximum allowed leverage ratio is 5.00. Beginning February 26, 2009, and continuing through March 31, 2010, the minimum required interest coverage ratio is 2.25. Beginning April 1, 2010, and continuing thereafter, the minimum required interest coverage ratio increases to 2.50. The 2009 Credit Agreement contains additional covenants that are usual and customary for credit facilities of this type, including limits on dividends, bond repurchases, acquisitions and investments. The 2009 Credit Agreement does not permit share repurchases. Under the covenant related to dividends, the Company may declare its usual and customary dividend if its leverage ratio is then below 4.75. At a leverage ratio between 4.75 and 5.25, the Company may declare a dividend not to exceed 50 percent of the usual and customary amount. The Company may not declare a dividend if its leverage ratio exceeds 5.25. At March 31, 2009, the Company was in compliance with all debt covenants. As of March 31, 2009, the balance outstanding under the 2009 Credit Agreement was $462,400, the weighted average interest rate was 3.0 percent and all unused borrowings were available for borrowing.

In the first quarter 2009, the Company purchased $40,500 of the outstanding 6 3/4% Senior Notes due May 30, 2013 for a total cost of $25,260. These purchases were funded with borrowings under the credit facility.

(7)	Belo has a long-term incentive plan under which awards may be granted to employees and outside directors in the form of non-qualified stock options, incentive stock options, restricted shares, restricted stock units (RSU), performance shares, performance units and stock appreciation rights. In addition, options may be accompanied by stock appreciation rights and limited stock appreciation rights. Rights and limited rights may also be issued without accompanying options. Cash-based bonus awards are also available under the plan.

Share-based compensation cost for awards to Belo’s employees and non-employee directors was $673 and $3,097, for the three months ended March 31, 2009 and 2008, respectively. No compensation cost is recognized related to options issued by Belo but held by employees and non-employee directors of A. H. Belo.

(8)	Belo sponsors a defined contribution plan (the 401(k) Plan or Belo Savings Plan) established effective October 1, 1989. The Belo Savings Plan covers substantially all employees of the Company. Participants may elect to contribute a portion of their pretax compensation as provided by the plan and Internal Revenue Service (IRS) regulations. From April 1, 2007, through December 31, 2008, Belo contributed an amount equal to two percent of the compensation paid to eligible employees of the Belo Savings Plan, subject to limitations. Effective January 1, 2009, this two percent contribution became discretionary. On March 10, 2009, the Company announced that it had suspended the Company matching contributions into the Belo Savings Plan.

In March 2007, Belo froze benefits under The G. B. Dealey Retirement Pension Plan (Pension Plan). As part of the curtailment of the Pension Plan, the Company is providing transition benefits to affected employees, including supplemental contributions to the Belo pension transition supplement plan, a defined contribution plan, for a period of up to five years. Effective January 1, 2009, the Company suspended contributions into the pension transition supplement plan.

(9)	The net periodic pension cost (benefit) for the three months ended March 31, 2009 and 2008 includes the following components:

	2009	2008

Interest cost on projected benefit obligation	$8,304	$7,549
Expected return on assets	(8,655)	(9,468)
Amortization of net loss	1,351	—

Net periodic pension cost (benefit)	$1,000	$(1,919)

In the first quarter 2009, the Company did not make any contributions to the Pension Plan. The Company does not expect to make contributions to the plan during 2009.

(10)	Under the terms of the separation and distribution agreement between the Company and A. H. Belo, they will share equally in any liabilities, net of any applicable insurance, resulting from the lawsuits described in the paragraph below.

On August 23, 2004, August 26, 2004, and October 5, 2004, respectively, three related lawsuits, now consolidated, were filed by purported shareholders of the Company in the United States District Court for the Northern District of Texas against the Company, Robert W. Decherd and Barry T. Peckham, a former executive officer of The Dallas Morning News. James M. Moroney III, an executive officer of The Dallas Morning News, was later added as a defendant. The complaints arise out of the circulation overstatement at The Dallas Morning News announced by the Company in 2004, alleging that the overstatement artificially inflated Belo’s financial results and thereby injured investors. No amount of damages has been specified. The plaintiffs seek to represent a purported class of shareholders who purchased Belo common stock between May 12, 2003 and August 6, 2004 and allege violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. On April 2, 2008, the court denied plaintiffs’ motion for class certification. On April 16, 2008, plaintiffs filed a petition with the United States Court of Appeals for the Fifth Circuit seeking permission to appeal that denial. On June 17, 2008, permission was granted, and on April 2, 2009, the Fifth Circuit heard oral arguments. The Company believes the complaints are without merit and intends to vigorously defend against them.

On March 17, 2009, the 191st Judicial District Court of Dallas County, Texas dismissed a shareholder derivative lawsuit filed by a purported individual shareholder of the Company against Robert W. Decherd, John L. Sander, Dunia A. Shive, Dennis A. Williamson, and James M. Moroney III; Barry T. Peckham; and Louis E. Caldera, Judith L. Craven, Stephen Hamblett, Dealey D. Herndon, Wayne R. Sanders, France A. Córdova, Laurence E. Hirsch, J. McDonald Williams, Henry P. Becton, Jr., Roger A. Enrico, William T. Solomon, Lloyd D. Ward, M. Anne Szostak and Arturo Madrid, current and former directors of the Company. The lawsuit made various claims alleging mismanagement and breach of fiduciary duty related to the circulation overstatement at The Dallas Morning News.

Pursuant to the separation and distribution agreement, A. H. Belo has agreed to indemnify the Company for any liability arising out of the lawsuit described below.

On October 24, 2006, 18 former employees of The Dallas Morning News filed a lawsuit against the The Dallas Morning News, the Company, and others in the United States District Court for the Northern District of Texas. The plaintiffs’ lawsuit alleges unlawful discrimination and ERISA violations and includes allegations relating to The Dallas Morning News circulation overstatement. In June 2007, the court issued a memorandum order granting in part and denying in part defendants’ motion to dismiss. In August 2007 and March 2009, the court dismissed certain additional claims. A trial date has been set for April 2010. The Company believes the lawsuit is without merit and intends to vigorously defend against it.

In addition to the proceedings disclosed above, a number of other legal proceedings are pending against the Company, including several actions for alleged libel and/or defamation. In the opinion of management, liabilities, if any, arising from these other legal proceedings would not have a material adverse effect on the consolidated results of operations, liquidity or financial position of the Company.

(11)	Belo Corp. has filed a Registration Statement on Form S-3 with the Securities and Exchange Commission to allow it to issue debt securities that may be fully and unconditionally guaranteed by each of the Company’s 100%-owned subsidiaries as of the date of issuance. Accordingly, the following condensed consolidating financial statements present the consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flows of Belo Corp. as parent, the guarantor subsidiaries consisting of Belo Corp.’s current 100%-owned subsidiaries, non-guarantor subsidiaries consisting of subsidiaries no longer owned by Belo Corp., and eliminations necessary to arrive at the Company’s information on a consolidated basis. These statements are presented in accordance with the disclosure requirements under Securities and Exchange Commission Regulation S-X, Rule 3-10.
Condensed Consolidating Statement of Operations
For the Three Months Ended March 31, 2009
(in thousands)(unaudited)

		Guarantor
	Parent	Subsidiaries	Eliminations	Total
Net Operating Revenues	$—	$133,536	$—	$133,536

Operating Costs and Expenses
Station salaries, wages and employee benefits	—	52,673	—	52,673
Station programming and other operating costs	—	48,364	—	48,364
Corporate operating costs	8,251	699	—	8,950
Depreciation	1,342	9,450	—	10,792

Total operating costs and expenses	9,593	111,186	—	120,779

Earnings (loss) from operations	(9,593)	22,350	—	12,757

Other Income and Expense
Interest expense	(14,540)	(40)	—	(14,580)
Intercompany interest	1,703	(1,703)	—	—
Other income, net	14,642	1,727	—	16,369

Total other income and expense	1,805	(16)	—	1,789

Earnings (loss) before income taxes	(7,788)	22,334	—	14,546

Income tax benefit (expense)	3,678	(9,313)	—	(5,635)
Equity in earnings (loss) of subsidiaries	13,021	—	(13,021)	—

Net earnings (loss)	$8,911	$13,021	$(13,021)	$8,911

Condensed Consolidating Statement of Operations
For the Three Months Ended March 31, 2008
(in thousands)(unaudited)

			Non
		Guarantor	Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Total
Net Operating Revenues	$—	$174,827	$—	$—	$174,827

Operating Costs and Expenses
Station salaries, wages and employee benefits	—	62,149	—	—	62,149
Station programming and other operating costs	—	53,938	—	—	53,938
Corporate operating costs	8,116	974	—	—	9,090
Spin-off related costs	4,249	—	—	—	4,249
Depreciation	1,194	9,690	—	—	10,884

Total operating costs and expenses	13,559	126,751	—	—	140,310

Earnings (loss) from operations	(13,559)	48,076	—	—	34,517

Other Income and Expense
Interest expense	(22,696)	(48)	—	—	(22,744)
Intercompany interest	4,308	(4,308)	—	—	—
Other income (expense), net	605	(336)	—	—	269

Total other income and expense	(17,783)	(4,692)	—	—	(22,475)

Earnings (loss) from continuing operations before income taxes	(31,342)	43,384	—	—	12,042

Income tax benefit (expense)	67,858	(90,780)	—	—	(22,922)
Equity (loss) in earnings of subsidiaries	(51,895)	—	—	51,895	—

Net earnings (loss) from continuing operations	(15,379)	(47,396)	—	51,895	(10,880)

Loss from discontinued operations, net of tax	—	—	(4,499)	—	(4,499)

Net earnings (loss)	$(15,379)	$(47,396)	$(4,499)	$51,895	$(15,379)

Condensed Consolidating Balance Sheet
As of March 31, 2009
(in thousands)(unaudited)

		Guarantor
	Parent	Subsidiaries	Eliminations	Total
Assets

Current assets:
Cash and temporary cash investments	$3,569	$739	$—	$4,308
Accounts receivable, net	23	114,923	—	114,946
Other current assets	2,760	18,594	—	21,354

Total current assets	6,352	134,256	—	140,608

Property, plant and equipment, net	12,771	190,419	—	203,190
Intangible assets, net	—	967,543	—	967,543
Goodwill, net	—	423,873	—	423,873
Deferred income taxes	72,782	—	(72,782)	—
Intercompany receivable	513,024	—	(513,024)	—
Investment in subsidiaries	858,957	—	(858,957)	—
Other assets	43,727	36,365	—	80,092

Total assets	$1,507,613	$1,752,456	$(1,444,763)	$1,815,306

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$4,201	$8,190	$—	$12,391
Accrued expenses	12,038	32,719	—	44,757
Dividends payable	7,687	—	—	7,687
Accrued interest payable	10,140	—	—	10,140
Income taxes payable	815	—	—	815
Other current liabilities	—	4,865	—	4,865

Total current liabilities	34,881	45,774	—	80,655

Long-term debt	1,077,803	—	—	1,077,803
Deferred income taxes	—	314,170	(72,782)	241,388
Pension obligation	193,535	—	—	193,535
Intercompany payable	—	513,024	(513,024)	—
Other liabilities	10,899	20,531	—	31,430

Total shareholders’ equity	190,495	858,957	(858,957)	190,495

Total liabilities and shareholders’ equity	$1,507,613	$1,752,456	$(1,444,763)	$1,815,306

Condensed Consolidating Balance Sheet
As of December 31, 2008
(in thousands)

		Guarantor
	Parent	Subsidiaries	Eliminations	Total
Assets

Current assets:
Cash and temporary cash investments	$4,592	$1,178	$—	$5,770
Accounts receivable, net	6	138,632	—	138,638
Other current assets	3,470	18,854	(48)	22,276

Total current assets	8,068	158,664	(48)	166,684

Property, plant and equipment, net	12,363	197,625	—	209,988
Intangible assets, net	—	967,543	—	967,543
Goodwill, net	—	423,873	—	423,873
Deferred income taxes	74,928	—	(74,928)	—
Intercompany receivable	550,799	—	(550,799)	—
Investment in subsidiaries	845,935	—	(845,935)	—
Other assets	43,210	37,881	—	81,091

Total assets	$1,535,303	$1,785,586	$(1,471,710)	$1,849,179

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$5,322	$14,063	$—	$19,385
Accrued expenses	13,548	37,899	(48)	51,399
Income taxes payable	18,067	—	—	18,067
Accrued interest payable	8,212	—	—	8,212
Dividends payable	7,665	—	—	7,665
Other current liabilities	—	5,083	—	5,083

Total current liabilities	52,814	57,045	(48)	109,811

Long-term debt	1,092,765	—	—	1,092,765
Deferred income taxes	—	309,380	(74,928)	234,452
Pension obligation	192,541	—	—	192,541
Intercompany payable	—	550,799	(550,799)	—
Other liabilities	10,280	22,427	—	32,707

Total shareholders’ equity	186,903	845,935	(845,935)	186,903

Total liabilities and shareholders’ equity	$1,535,303	$1,785,586	$(1,471,710)	$1,849,179

Condensed Consolidating Statement of Cash Flows
For the Three Months Ended March 31, 2009
(in thousands)(unaudited)

		Guarantor
	Parent	Subsidiaries	Total
Operations

Net cash provided by (used for) operations	$(32,895)	$37,726	$4,831

Investments
Capital expenditures	(1,060)	—	(1,060)
Other, net	1,000	1,314	2,314

Net cash provided by (used for) investments	(60)	1,314	1,254

Financing
Net proceeds from revolving debt	47,800	—	47,800
Payments on revolving debt	(22,400)	—	(22,400)
Purchase of senior notes	(25,260)	—	(25,260)
Payment of dividends on common stock	(7,687)	—	(7,687)
Intercompany activity	39,479	(39,479)	—

Net cash provided by (used for) financing activities	31,932	(39,479)	(7,547)

Net decrease in cash and temporary cash investments	(1,023)	(439)	(1,462)
Cash and temporary cash investments at beginning of period	4,592	1,178	5,770

Cash and temporary cash investments at end of period	$3,569	$739	$4,308

Condensed Consolidating Statement of Cash Flows
For the Three Months Ended March 31, 2008
(in thousands)(unaudited)

			Non
		Guarantor	Guarantor
	Parent	Subsidiaries	Subsidiaries	Total
Operations

Net cash provided by (used for) continuing operations	$28,481	$(28,944)	$—	$(463)
Net cash used for discontinued operations	—	—	(974)	(974)

Net cash provided by (used for) operations	28,481	(28,944)	(974)	(1,437)

Investments
Capital expenditures	(1,410)	(4,726)	—	(6,136)
Other, net	422	(517)	—	(95)

Net cash used for investments of continuing operations	(988)	(5,243)	—	(6,231)
Net cash used for investments of discontinued operations	—	—	(304)	(304)

Net cash used for investments	(988)	(5,243)	(304)	(6,535)

Financing
Net proceeds from revolving debt	72,600	—	—	72,600
Payments on revolving debt	(54,300)	—	—	(54,300)
Payment of dividends on common stock	(12,770)	—	—	(12,770)
Purchase of treasury stock	(2,203)	—	—	(2,203)
Intercompany activity	(35,632)	34,354	1,278	—

Net cash provided by (used for) financing activities	(32,305)	34,354	1,278	3,327

Net increase (decrease) in cash and temporary cash investments	(4,812)	167	—	(4,645)
Cash and temporary cash investments at beginning of period	10,383	807	—	11,190

Cash and temporary cash investments at end of period	$5,571	$974	$—	$6,545